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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2002

Bio-Technology General Corp.
(Exact name of issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15313 (Commission File Number)	13-3033811 (IRS Employer Identification No.)

70 Wood Avenue South Iselin, New Jersey 08830
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (732) 632-8800

None.
(Former address, if changed since last report.)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

        On September 20, 2002 Bio-Technology General Corp. (the "Company") entered into a definitive agreement to acquire Rosemont Pharmaceuticals, Ltd., a subsidiary of Akzo Nobel, and a leader in the United Kingdom market for oral liquid formulations of branded non-proprietary drugs. The press release announcing the agreement to acquire Rosemont Pharmaceuticals, Ltd. is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

  (a)
  Financial Statements of Business Acquired.

      None.

  (b)
  Exhibits.

  99.1
  Press release of the Company issued on September 20, 2002 relating to the Company's entering into a definitive agreement to acquire Rosemont Pharmaceuticals, Ltd.

  99.2
  Script of the presentation made by Dr. Sim Fass in a conference call discussing the Rosemont acquisition held on September 20, 2002 at 9:30 am ET.

ITEM 9.    REGULATION FD DISCLOSURE.

        Filed herewith as Exhibit 99.2 is the script of the presentation made by Dr. Sim Fass in a conference call discussing the Rosemont acquisition. In addition, during the question and answer portion of the conference call, it was disclosed, in response to a question, that Rosemont had operating income of USD 7.9 million in 2001, and that Rosemont had no significant intangibles or goodwill on its balance sheet.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNOLOGY GENERAL CORP. (Registrant)
By:	/s/ JOHN BOND John Bond Senior Vice President-Finance

Dated: September 20, 2002

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SIGNATURES